OAKWOOD MORTGAGE INVESTORS, INC. 1996-C               REPORT DATE:  June 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 9
REMITTANCE REPORT
REPORTING MONTH:                       Jun-97                        Page 1 of 6


                               Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------------------------
  Beginning                                                                  Ending          Scheduled
  Principal       Scheduled      Prepaid      Liquidated     Contracts      Principal         Gross
   Balance        Principal     Principal      Principal    Repurchased      Balance         Interest
---------------------------------------------------------------------------------------------------------
255,259,537.36  (439,915.54)   (874,699.12)   (404,909.34)      0.00      253,540,013.36    2,283,841.96
=========================================================================================================


                 Scheduled                                       Amount
  Servicing      Pass Thru      Liquidation      Reserve      Available for
     Fee          Interest        Proceeds      Fund Draw     Distribution
---------------------------------------------------------------------------
  212,716.28    2,071,125.68     320,927.11        0.00       3,919,383.73
===========================================================================



                                                Reserve Fund as of Cutoff Date
---------------------------------------------------------------------------------------------------------------------------------
  Beginning                          Investment     Balance Before       Reserve      Reserve        Balance After
   Balance      Deposits    Distrib.  Interest   Current Distribution   Fund Draw   Fund Deposit  Current Distribution    Excess
---------------------------------------------------------------------------------------------------------------------------------
1,359,504.42      0.00     -5,548.42  5,402.17       1,359,358.17          0.00         0.00          1,359,358.17       5,402.17
=================================================================================================================================


   Class A-6
Liquidity Account
   Beginning                           Investment    Balance Before        Reserve      Reserve         Balance After
    Balance       Deposits   Distrib.   Interest   Current Distribution   Fund Draw   Fund Deposit   Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------
  455,023.92        0.00    -1,857.04   1,808.10        454,974.98           0.00         0.00            454,974.98       1,808.10
====================================================================================================================================

    Class B
Liquidity Account
   Beginning                            Investment      Balance Before       Reserve      Reserve        Balance After
    Balance        Deposits  Distrib.    Interest    Current Distribution   Fund Draw  Fund Deposit   Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------
  798,841.99         0.00    -3,260.23   3,174.30           798,756.06        0.00          0.00           798,756.06       3,174.30
====================================================================================================================================


Reserve Fund Required Balance
---------------------------------
Before Current      After Current
Distribution        Distribution
---------------------------------
1,353,956.00       1,353,956.00
=================================

Reserve Fund Required Balance
---------------------------------
Before Current      After Current
Distribution        Distribution
---------------------------------
 453,166.88         453,166.88
=================================

Reserve Fund Required Balance
---------------------------------
Before Current      After Current
Distribution        Distribution
---------------------------------
  795,581.76         795,581.76
=================================

                                         Certificate Account                           P&I Advances at Distribution Date
-----------------------------------------------------------------------------  -----------------------------------------------------
  Beginning           Deposits                         Investment    Ending      Beginning    Recovered     Current       Ending
   Balance    Principal     Interest    Distributions   Interest     Balance      Balance      Advances     Advances      Balance
-----------------------------------------------------------------------------
1,120,982.51 1,695,422.93 2,166,367.40  4,118,024.74    3,121.01   867,869.11  1,609,309.35  1,546,490.03  1,740,680.43 1,803,499.75
=============================================================================  =====================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C               REPORT DATE:  June 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  POOL REPORT # 9
REMITTANCE REPORT
REPORTING MONTH:               Jun-97                                Page 2 of 6


Class B Crossover Test                                                 Test Met?
--------------------------------------------------------               ---------
(a) Remittance date on or after May 2001                                   N

(b) Average 60 day Delinquency rate <=        5%                           Y

(c) Average 30 day Delinquency rate <=        7%                           Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Nov. 1996 - Nov. 1997         4%                           Y
                April 2001 - Nov. 2002        7%                           N
                Dec. 2002 - April 2003        8%                           N
                May 2003 -                    9%                           N

(e) Current realized loss ratio <=            2.75%                        Y

(f) Are class B principal balances plus Accelerated
     Principal Distributions > =              24.501%
     of stated scheduled pool balance

                Beginning B-1 balance                  25,726,000.00
                Beginning B-2 balance                  12,186,224.00
                                                      --------------
                                                       37,912,224.00
                Divided by beginning pool
                balance                               255,259,537.36
                                                      --------------
                                                             14.852%       N
                                                      ==============

Average 60 day delinquency ratio:

                         Over 60s           Pool Balance           %
                      -------------------------------------------------

Current Mo             6,935,921.73          253,540,013.36       2.74%
1st Preceding Mo       5,974,832.58          255,259,537.36       2.34%
2nd Preceding Mo       5,541,047.43          257,075,118.00       2.16%
                                                      Divided by    3
                                                                 ------
                                                                   2.41%
                                                                 ======

Average 30 day delinquency ratio:


                         Over 30s           Pool Balance            %
                      --------------------------------------------------

Current Mo            10,902,932.90          253,540,013.36        4.30%
1st Preceding Mo       9,806,833.01          255,259,537.36        3.84%
2nd Preceding Mo       8,802,438.53          257,075,118.00        3.42%
                                                      Divided by     3
                                                                   -----
                                                                   3.86%
                                                                   =====

Cumulative loss ratio:

                       Cumulative losses         465,083.66
                                            ----------------
Divided by Initial Certificate Principal     270,791,224.00        0.172%
                                                                   ======
Current realized loss ratio:
                         Liquidation              Pool
                            Losses               Balance
                      -------------------------------------

Current Mo                83,982.23          253,540,013.36
1st Preceding Mo         120,139.15          255,259,537.36
2nd Preceding Mo          76,104.29          257,075,118.00
                                                                    0.440%
                                                                    ======

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 9
REPORTING MONTH:                 Jun-97
                                                                     Page 3 of 6

                                                                   Delinquency Analysis

                                                31 to 59 days          60 to 89 days       90 days and Over       Total Delinq.
                  No. of         Principal            Principal             Principal             Principal           Principal
                   Loans          Balance       #       Balance      #       Balance      #       Balance      #       Balance
               ------------------------------------------------------------------------------------------------------------------
Excluding Repos     7,705     249,883,310.44   125   3,928,421.31    39   1,295,835.81    52   2,040,931.90   216    7,265,189.02

         Repos        106       3,656,702.92     1      38,589.86    16     524,846.21    88   3,074,307.81   105    3,637,743.88
               ------------------------------------------------------------------------------------------------------------------
         Total      7,811     253,540,013.36   126   3,967,011.17    55   1,820,682.02   140   5,115,239.71   321   10,902,932.90
               ==================================================================================================================
                                                                                                              4.1%           4.30%
                                                                                                              ===================


                            Repossession Analysis
   Active Repos           Reversal     Current Month
   Outstanding          (Redemption)      Repos            Cumulative Repos
       Principal         Principal          Principal             Principal
 #      Balance       #   Balance   #        Balance        #      Balance
----------------------------------------------------------------------------
106  3,656,702.92     0    0.00     35     1,136,739.14    180  5,589,907.48

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 9
REPORTING MONTH:                          Jun-97
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                                    Liquidated                                                                    Net
   Account        Customer          Principal      Sales        Insur.        Total        Repossession     Liquidation    Unrecov.
   Number           Name             Balance     Proceeds       Refunds      Proceeds        Expenses        Proceeds      Advances
------------------------------------------------------------------------------------------------------------------------------------
099764-3      Orange, Leon          23,136.53    21,000.00      151.17      21,151.17        1,057.95       20,093.22       1,612.90
095197-0      Rainey, Linda         32,156.50    30,200.00    1,604.22      31,804.22        1,581.00       30,223.22       1,733.40
099299-0      Smith, Don            31,017.53    31,100.00      923.55      32,023.55        1,865.00       30,158.55         879.90
101527-0      Russell, John         32,637.26    28,900.00    1,686.06      30,586.06        1,380.94       29,205.12       2,616.18
099402-0      Butler, Fleming       20,602.69    24,500.00    2,016.75      26,516.75        3,608.33       22,908.42       1,974.08
098518-4      Mace, William         20,732.29    21,200.00        0.00      21,200.00        1,285.00       19,915.00         886.76
100601-4      Ortega, Roman         10,165.91     2,000.00       71.47       2,071.47          200.00        1,871.47         603.21
101135-2      Durham, Robin         12,876.67     3,690.00       94.53       3,784.53        1,793.00        1,991.53       1,004.55
098373-4      Pogue, Craig          66,919.27    60,200.00    2,063.24      62,263.24        4,250.00       58,013.24       2,646.40
103336-4      Cochran, Shana        19,007.12    19,100.00      546.64      19,646.64        3,396.94       16,249.70       1,796.04
100445-6      Russell, David        52,056.26    49,900.00    1,360.04      51,260.04        1,703.20       49,556.84       3,133.62
099977-1      Guerrero, Benjamin    49,758.51    38,502.22        0.00      38,502.22        1,000.00       37,502.22       3,853.60
097280-2      Fletcher, Johnny      33,842.80    32,400.00      211.98      32,611.98        4,247.00       28,364.98       2,385.76
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                                                                 0.00                            0.00
                                ----------------------------------------------------------------------------------------------------
                                   404,909.34   362,692.22  10,729.65      373,421.87       27,368.36      346,053.51      25,126.40
                                ====================================================================================================

                                                        Net            Current
   Account        Customer           FHA Insurance   Pass Thru        Period Net      Cumulative
   Number           Name                Coverage     Proceeds        Gain/(Loss)      Gain/(Loss)
-------------------------------------------------------------------------------------------------
099764-3      Orange, Leon                  0.00     18,480.32       (4,656.21)
095197-0      Rainey, Linda                 0.00     28,489.82       (3,666.68)
099299-0      Smith, Don                    0.00     29,278.65       (1,738.88)
101527-0      Russell, John                 0.00     26,588.94       (6,048.32)
099402-0      Butler, Fleming               0.00     20,934.34          331.65
098518-4      Mace, William                 0.00     19,028.24       (1,704.05)
100601-4      Ortega, Roman                 0.00      1,268.26       (8,897.65)
101135-2      Durham, Robin                 0.00        986.98      (11,889.69)
098373-4      Pogue, Craig                  0.00     55,366.84      (11,552.43)
103336-4      Cochran, Shana                0.00     14,453.66       (4,553.46)
100445-6      Russell, David                0.00     46,423.22       (5,633.04)
099977-1      Guerrero, Benjamin            0.00     33,648.62      (16,109.89)
097280-2      Fletcher, Johnny              0.00     25,979.22       (7,863.58)
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                            0.00          0.00            0.00
                                --------------------------------------------------------------
                                            0.00    320,927.11      (83,982.23)    (465,083.66)
                                ==============================================================
                                                                                          0.00
                                                                                   ===========

As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 9
REPORTING MONTH:                Jun-97
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                Original        Beginning        Current                       Ending                 Principal Paid
          Cert.                Certificate     Certificate      Principal     Writedown      Certificate     Pool       Per $1,000
         Class                  Balances        Balances         Payable       Amounts        Balances      Factor     Denomination
------------------------------------------------------------------------------------------------------------------------------------
A-1                          50,300,000.00   34,768,313.64   (1,719,524.00)         0.00   33,048,789.64    65.70336%    34.19
A-1 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

A-2                          46,970,000.00   46,970,000.00            0.00          0.00   46,970,000.00   100.00000%     0.00
A-2 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

A-3                          35,400,000.00   35,400,000.00            0.00          0.00   35,400,000.00   100.00000%     0.00
A-3 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

A-4                          20,900,000.00   20,900,000.00            0.00          0.00   20,900,000.00   100.00000%     0.00
A-4 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

A-5                          55,614,000.00   55,614,000.00            0.00          0.00   55,614,000.00   100.00000%     0.00
A-5 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

A-6                          23,695,000.00   23,695,000.00            0.00          0.00   23,695,000.00   100.00000%     0.00
A-6 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

B-1                          25,726,000.00   25,726,000.00            0.00          0.00   25,726,000.00   100.00000%     0.00
B-1 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

B-2                          12,186,224.00   12,186,224.00            0.00          0.00   12,186,224.00   100.00000%     0.00
B-2 Outstanding Writedown             0.00            0.00            0.00          0.00            0.00     0.00         0.00

                            ----------------------------------------------------------------------------
                            270,791,224.00  255,259,537.64   (1,719,524.00)         0.00  253,540,013.64
                            ============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER                  REPORT DATE:  June 6, 1997
REMITTANCE REPORT                                     POOL REPORT # 9
REPORTING MONTH:                  Jun-97
                                                      Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                                                  Interest Paid
      Certificate          Remittance  Beginning   Current      Total      Interest      Ending    Per $1,000    Cert.     TOTAL
         Class                 Rate    Balance     Accrual      Paid       Shortfall     Balance  Denomination   Class  DISTRIBUTION
                           ---------------------------------------------------------------------------------------------------------
A-1                           5.797%     0.00   167,974.42   167,974.42       0.00         0.00      4.83         A-1   1,887,498.42
A-1  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
A-1  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

A-2                           6.450%     0.00   252,463.75   252,463.75       0.00         0.00      5.38         A-2     252,463.75
A-2  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
A-2  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

A-3                           6.750%     0.00   199,125.00   199,125.00       0.00         0.00      5.63         A-3     199,125.00
A-3  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
A-3  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

A-4                           7.000%     0.00   121,916.67   121,916.67       0.00         0.00      5.83         A-4     121,916.67
A-4  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
A-4  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

A-5                           7.350%     0.00   340,635.75   340,635.75       0.00         0.00      6.13         A-5     340,635.75
A-5  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
A-5  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

A-6                           7.650%     0.00   151,055.63   151,055.63       0.00         0.00      6.38         A-6     151,055.63
A-6  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
A-6  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

B-1                           7.960%     0.00   170,649.13   170,649.13       0.00         0.00      6.63         B-1     170,649.13
B-1  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
B-1  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

B-2                           9.310%     0.00    94,544.79    94,544.79       0.00         0.00      7.76         B-2      94,544.79
B-2  Carryover Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00
B-2  Writedown Interest        0.00      0.00         0.00         0.00       0.00         0.00      0.00

X                                  381,101.43   572,760.54   488,778.31  83,982.23   465,083.66                    X      488,778.31

R                                        0.00         0.00         0.00       0.00         0.00                    R            0.00

Service Fee                              0.00   212,716.28   212,716.28       0.00         0.00                           212,716.28
                                  --------------------------------------------------------------------------------------------------
                                   381,101.43 2,283,841.96 2,199,859.73  83,982.23   465,083.66                         3,919,383.73

      Class B Liquidity Account                                    0.00                                                         0.00
                                                           ------------                                                 ------------
                                                           2,199,859.73                                                 3,919,383.73
                                                           ============                                                 ============